                                                                      Exhibit 25



                              --------------------
                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D. C. 20549
                              --------------------
                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                   UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE

                      CHECK IF AN APPLICATION TO DETERMINE
                      ELIGIBILITY OF A TRUSTEE PURSUANT TO
                               SECTION 305(b)(2)_

                              -------------------

                       IBJ SCHRODER BANK & TRUST COMPANY
              (EXACT NAME OF TRUSTEE AS SPECIFIED IN ITS CHARTER)


     New York                                              13-5375195
(Jurisdiction of incorporation                          (I.R.S. employer
or organization if not a U.S. national bank)            identification No.)

One State Street, New York, New York                          10004
(Address of principal executive offices)                    (Zip code)

                       IBJ SCHRODER BANK & TRUST COMPANY
                                One State Street
                            New York, New York 10004
                                 (212) 858-2000
           (Name, address and telephone number of agent for service)

                AMERICAN PAD & PAPER COMPANY OF DELAWARE, INC.
                 F/N/A WILLIAMHOUSE-REGENCY OF DELAWARE, INC.
              (Exact name of obligor as specified in its charter)
            See Table of Subsidiary Guarantors on Schedule 1 hereto

      Delaware                                      25-1512956
(State or other jurisdiction of                  (I.R.S. employer
incorporation or organization)                   identification No.)

17304 Preston Road, suite 700
Dallas, TX                                            75252-5613
(Address of principal executive offices)              (Zip code)

                              --------------------
                13% Series B Senior Subordinated Notes due 2005
                        (Title of indenture securities)

                 --------------------------------------------

Item 1.        General information

               Furnish the following information as to the trustee:

    (a) Name and address of each examining or supervising authority to which it is subject.

               New York State Banking Department, Two Rector Street, New York, New York

               Federal Deposit Insurance Corporation, Washington, D.C.

               Federal Reserve Bank of New York Second District,
               33 Liberty Street, New York, New York

    (b) Whether it is authorized to exercise corporate trust powers.

                                      Yes

Item 2.        Affiliations with the Obligor.

               If the obligor is an affiliate of the trustee, describe each such affiliation.

               The obligor is not an affiliate of the trustee.


Item 13.       Defaults by the Obligor.


     (a) State whether there is or has been a default with respect to the securities under this indenture. Explain the nature of any such default.

                                      None

     (b) If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, or is trustee for more than one outstanding series of securities under the indenture, state whether there has been a default under any such indenture or series, identify the indenture or series affected, and explain the nature of any such default .

                                      None

Item 16.  List of exhibits.

          List below all exhibits filed as part of this statement of eligibility.

     *1. A copy of the Charter of IBJ Schroder Bank & Trust Company as amended to date. (See Exhibit 1A to Form T-1, Securities and Exchange Commission File No. 22-18460).

     *2. A copy of the Certificate of Authority of the trustee to Commence Business (Included in Exhibit 1 above).

     *3. A copy of the Authorization of the trustee to exercise corporate trust powers, as amended to date (See Exhibit 4 to Form T-1, Securities and Exchange Commission File No. 22-19146).

     *4.  A copy of the existing By-Laws of the trustee, as amended to date (See
          Exhibit 4 to Form T-1, Securities and Exchange Commission File No. 22-19146).

      5.  Not Applicable

      6.  The consent of United States institutional trustee required by
          Section 321(b) of the Act.

      7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

* The Exhibits thus designated are incorporated herein by reference as exhibits hereto. Following the description of such Exhibits is a reference to the copy of the Exhibit heretofore filed with the Securities and Exchange Commission, to which there have been no amendments or changes.

                                      NOTE
                                      ----

In answering any item in this Statement of Eligibility which relates to matters peculiarly within the knowledge of the obligor and its directors or officers, the trustee has relied upon information furnished to it by the obligor.

Inasmuch as this Form T-1 is filed prior to the ascertainment by the trustee of all facts on which to base responsive answers to Item 2, the answer to said Item are based on incomplete information.

Item 2, may, however, be considered as correct unless amended by an amendment to this Form T-1.

Pursuant to General Instruction B, the trustee has responded to Items 1, 2 and 16 of this form since to the best knowledge of the trustee as indicated in Item 13, the obligor is not in default under any indenture under which the applicant is trustee.

                                   SIGNATURE
                                   ---------

          Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, IBJ Schroder Bank & Trust Company, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, and State of New York, on the 16th day of May, 1996.



                              IBJ SCHRODER BANK & TRUST COMPANY



                              By: /s/ Thomas J. Bogert
                                  --------------------------
                                      Thomas J. Bogert
                                      Assistant Vice President

                                                                      SCHEDULE I

                         TABLE OF SUBSIDIARY GUARANTORS

The address and telephone number of the principal executive officers of each of the Subsidiary Guarantors listed below are the same as set forth for American Pad & Paper Company of Delaware, Inc. All of such Subsidiary Guarantors are direct or indirect subsidiaries of American Pad & Paper Company of Delaware, Inc.


                                         State or Other
                                        Jurisdiction Of         I.R.S. Employer
Exact Name of Registrant                Incorporation Or        Identification
As Specified in Its Charter               Organization             Number


Stationery House Inc. VIP Division            Delaware            23-2575118
Williamhouse of California, Inc.              Colorado            84-0807780
The Precious Collection, Inc.                 Texas               13-2841515
Regency Sonnell Greetings, Inc.               California          95-3887676
Regency Thermographers, Inc.                  Delaware            13-1960400
Regency Thermographers of California, Inc.    California          95-2314024
Regency Thermographers of Illinois, Inc.      Illinois            36-2274605
Regency Thermographers of Washington, Inc.    Washington          91-0730734


                                   EXHIBIT 6

                               CONSENT OF TRUSTEE



          Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939, as amended, in connection with the issue by American Pad & Paper Company of Delaware, Inc. of its 13% Senior Subordinated Notes due 2005, we hereby consent that reports of examinations by Federal, State, Territorial, or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.


                              IBJ SCHRODER BANK & TRUST COMPANY



                              By: /s/ Thomas J. Bogert
                                 --------------------------
                                      Thomas J. Bogert
                                      Assistant Vice President



Dated: May 16, 1996

T-1CT-981

                                   EXHIBIT 7


                      CONSOLIDATED REPORT OF CONDITION OF
                       IBJ SCHRODER BANK & TRUST COMPANY
                             OF NEW YORK, NEW YORK
                     AND FOREIGN AND DOMESTIC SUBSIDIARIES


                         REPORT AS OF DECEMBER 31, 1995



                                                                                DOLLAR AMOUNTS
                                                                                 IN THOUSANDS
                                                                              ----------------


                                     ASSETS

Cash and balance due from depository institutions:
    Noninterest-bearing balances and currency and coin........................ $   22,187
    Interest-bearing balances................................................. $  160,833

Securities:   Held to Maturity................................................ $  167,109
              Available-for-sale.............................................. $   27,914

Federal funds sold and securities purchased under
agreements to resell in domestic offices of the bank
and of its Edge and Agreement subsidiaries and in IBFs:
    Federal Funds sold........................................................ $  179,394
    Securities purchased under agreements to resell........................... $      -0-

Loans and lease financing receivables:
    Loans and leases, net of unearned income..................  $ 1,645,286
    LESS: Allowance for loan and lease losses.................  $    52,532
    LESS: Allocated transfer risk reserve...................... $      -0-
    Loans and leases, net of unearned income, allowance, and reserve.......... $1,592,754

Assets held in trading accounts............................................... $      220

Premises and fixed assets..................................................... $    7,349

Other real estate owned....................................................... $      397

Investments in unconsolidated subsidiaries and associated companies........... $      -0-

Customers' liability to this bank on acceptances outstanding.................. $      684

Intangible assets............................................................. $      -0-

Other assets.................................................................. $   66,374

TOTAL ASSETS.................................................................. $2,225,215
